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                                                                      EXHIBIT 11


Allied Capital Lending Corporation and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Share
Form 10-Q
September 30, 1997


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                                                               For the Three Months Ended             For the Nine Months Ended
                                                                      September 30,                          September 30,
                                                               --------------------------             -------------------------
                                                                    1997          1996                     1997          1996
                                                               --------------------------             -------------------------
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Primary Earnings Per Common Share:

         Net Increase in Net Assets Resulting
              from Operations                                   $1,277,000     $1,778,000              $ 4,321,000   $4,254,000
                                                               ==========================             =========================


         Weighted average number of
              shares outstanding                                 5,168,758      5,072,086                5,145,322    4,671,538

         Weighted average number of
              shares issuable on exercise
              of outstanding stock options                          18,367              -                   12,805            -
                                                               --------------------------             -------------------------

         Weighted average number of shares and
              share equivalents outstanding                      5,187,125      5,072,086                5,158,127    4,671,538
                                                               ==========================             =========================


         Earnings per Share                                          $0.25          $0.35                    $0.84        $0.91
                                                               ==========================             =========================



Fully Diluted Earnings Per Common Share:

         Net Increase in Net Assets Resulting
              from Operations                                   $1,277,000     $1,778,000              $ 4,321,000   $4,254,000
                                                               ==========================             =========================

         Weighted average number of
              shares and share equivalents
              outstanding as computed for
              primary earnings per share                         5,187,125      5,072,086                5,158,127    4,671,538

         Weighted average of additional
              shares issuable on exercise
              of outstanding stock options                           6,978              -                   13,543            -
                                                               --------------------------             -------------------------

         Weighted average of shares and
              share equivalents outstanding, as adjusted         5,194,103      5,072,086                5,171,670    4,671,538
                                                               ==========================             =========================


         Earnings per Share                                          $0.25          $0.35                    $0.84        $0.91
                                                               ==========================             =========================
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